Exhibit 99.1

Equitrans Midstream Announces Cash Tender Offers for up to $800 million in Aggregate Principal Amount of Senior Notes

CANONSBURG, PA, May 31, 2022 – Equitrans Midstream Corporation (NYSE: ETRN) today announced that its wholly owned subsidiary, EQM Midstream Partners, LP (the Partnership), has commenced tender offers (each, an Offer and, collectively, the Offers) to purchase for cash (i) any and all of its outstanding 4.750% Notes due 2023 (the Any and All Tender Offer, and such notes the Any and All Notes) and (ii) its 6.000% Notes due 2025 and its 4.000% Notes due 2024 (the Maximum Tender Offers, and such notes collectively, the Maximum Tender Notes) up to an aggregate principal amount of $200 million (as such amount may be increased or eliminated by the Partnership pursuant to the terms of the Offers, the Aggregate Maximum Principal Amount), subject to the acceptance priority levels noted in the second table below.

The terms and conditions of the Offers are set forth in the Partnership’s Offer to Purchase, dated May 31, 2022 (the Offer to Purchase).

The Offer to Purchase relates to three separate Offers, one for each series of notes (each series, a Series of Notes, and such notes, collectively, the Notes). The Partnership’s obligation to accept for purchase, and to pay for, Notes that are validly tendered and not validly withdrawn pursuant to each Offer is conditioned on the satisfaction or waiver by the Partnership of a number of conditions, including the receipt by the Partnership of the net proceeds from one or more debt financing transactions on terms and in amounts reasonably satisfactory to the Partnership (the Financing Condition). No Offer is conditioned on any minimum amount of Notes being tendered or the consummation of any other Offer.

Any and All of the Notes Listed Below

(the Any and All Notes)

Notes	CUSIP Numbers	Principal Amount Outstanding	Total Consideration (1)(2)
4.750% notes due 2023	26885B AD2	$600,000,000	$1,020.00

Up to the Aggregate Maximum Principal Amount of the Notes in the Priority Listed Below

(collectively, the Maximum Tender Notes)

Notes	CUSIP Numbers	Principal Amount Outstanding	Acceptance Priority Level	Tender Consideration (1)(2)	Early Tender Premium(1)	Total Consideration (1)(2)(3)
6.000% notes due 2025	26885B AF7 U26886 AA6	$700,000,000	1	$1,000.00	$30.00	$1,030.00
4.000% notes due 2024	26885B AA8	$500,000,000	2	$970.00	$30.00	$1,000.00

(1)	Per $1,000 principal amount of Notes validly tendered and not validly withdrawn and accepted for purchase.
(2)	Excludes accrued interest, which will be paid on Notes accepted for purchase as described herein.
(3)

Includes the Early Tender Premium (as defined in the Offer to Purchase) for Notes validly tendered at or prior to the Early Tender Deadline (as defined below) (and not validly withdrawn) and accepted for purchase.

The Any and All Tender Offer will expire at 5:00 p.m., New York City time, on June 6, 2022, unless extended or earlier terminated (such time and date, as the same may be extended with respect to the Any and All Tender Offer, the Any and All Expiration Date). Holders (as defined in the Offer to Purchase) of the Any and All Notes must validly tender and not validly withdraw their Any and All Notes at or prior to the Any and All Expiration Date to be eligible to receive the Total Consideration for such Any and All Notes. The settlement date for the Any and All Tender Offer is expected to be June 7, 2022, unless extended by the Partnership (the Any and All Settlement Date), or for Any and All Notes validly tendered pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase, June 9, 2022 (the Guaranteed Delivery Settlement Date).

The Maximum Tender Offers will expire at 11:59 p.m., New York City time, on June 28, 2022, unless extended or earlier terminated (such time and date, as the same may be extended with respect to the Maximum Tender Offers, the Maximum Tender Expiration Date). Holders of Maximum Tender Notes must validly tender and not validly withdraw their Maximum Tender Notes at or prior to 5:00 p.m., New York City time, on June 13, 2022 (such time and date, as the same may be extended with respect to one or more Offers, the Early Tender Deadline) in order to be eligible to receive the applicable Total Consideration, which includes the Early Tender Premium for the Maximum Tender Notes of $30.00 per $1,000 principal amount of Notes tendered. Holders who validly tender their Maximum Tender Notes after the Early Tender Deadline and at or prior to the Maximum Tender Expiration Date will be eligible to receive only the applicable Tender Consideration, as set forth in the table above.

In each case, such Holders will also be entitled to receive accrued and unpaid interest, if any, from the last interest payment date for the applicable Series of Notes up to, but not including, the applicable Settlement Date (as defined below), if and when the applicable Notes are accepted for purchase. For the avoidance of doubt, Any and All Notes validly tendered pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase will only be entitled to receive accrued and unpaid interest, if any, from the last interest payment date up to, but not including, the Any and All Settlement Date. The Offers are open to all Holders of the Notes.

Tendered Notes may be withdrawn at or prior to 5:00 p.m., New York City time, on (i) June 6, 2022, with respect to the Any and All Notes, or (ii) June 13, 2022, with respect to the Maximum Tender Notes, by following the procedures described in the Offer to Purchase, but may not thereafter be validly withdrawn, except as provided for in the Offer to Purchase or required by applicable law.

Subject to the Aggregate Maximum Principal Amount, all Maximum Tender Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline having a higher Acceptance Priority Level (as defined in the Offer to Purchase) will be accepted before any Maximum Tender Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline having a lower Acceptance Priority Level are accepted, and all Maximum Tender Notes validly tendered and not validly withdrawn after the Early Tender Deadline and at or prior to the Maximum Tender Expiration Date having a higher Acceptance Priority Level will be accepted before any Maximum Tender Notes validly tendered and not validly withdrawn after the Early Tender Deadline and at or prior to the Maximum Tender Expiration Date having a lower Acceptance Priority Level are accepted. In addition or provided that, and subject to the Aggregate Maximum Principal Amount, Maximum Tender Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline will be accepted for purchase in priority to other Maximum Tender Notes validly tendered and not validly withdrawn after the Early Tender Deadline, even if such Maximum Tender Notes validly tendered and not validly withdrawn after the Early Tender Deadline have a higher Acceptance Priority Level. If the aggregate principal amount of Maximum Tender Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline equals or exceeds the Aggregate Maximum Principal Amount, Holders of the Maximum Tender Notes who validly tender and do not validly withdraw Maximum Tender Notes after the Early Tender Deadline and at or prior to the Maximum Tender Expiration Date will not have any such Maximum Tender Notes accepted for payment regardless of the Acceptance Priority Level, unless the Partnership increases the Aggregate Maximum Principal Amount. There can be no assurance that any or all tendered Maximum Tender Notes of a given Acceptance Priority Level will be accepted for purchase.

If purchasing all the validly tendered and not validly withdrawn Maximum Tender Notes of a given Acceptance Priority Level on the applicable Settlement Date would cause the Aggregate Maximum Principal Amount to be exceeded on such Settlement Date, the Partnership will accept such Maximum Tender Notes on a pro rata basis, to the extent any Maximum Tender Notes of such Acceptance Priority Level are accepted for purchase, so as to not exceed the Aggregate Maximum Principal Amount (with adjustments to avoid the purchase of Maximum Tender Notes in a principal amount other than in the applicable minimum denomination requirements contained in the applicable indentures governing the Maximum Tender Notes and integral multiples of $1,000 in excess thereof). As such, there can be no assurance that any or all tendered Maximum Tender Notes of a given Acceptance Priority Level will be accepted for purchase, even if validly tendered and not validly withdrawn prior to the Early Tender Deadline.

The Partnership reserves the right, but is under no obligation, to increase or eliminate the Aggregate Maximum Principal Amount at any time without extending the applicable Maximum Tender Withdrawal Deadline (as defined in the Offer to Purchase), subject to applicable law. As such, there can be no assurance that any or all tendered Maximum Tender Notes of a given Acceptance Priority Level will be accepted for purchase, even if validly tendered and not validly withdrawn prior to the Early Tender Deadline.

The Partnership reserves the right, but is under no obligation, at any time after the Early Tender Deadline and before the Maximum Tender Expiration Date, to accept Maximum Tender Notes that have been validly tendered and not validly withdrawn for purchase on a date determined at the Partnership’s option (such date, if any, the Maximum Tender Early Settlement Date). The Partnership currently expects the Maximum Tender Early Settlement Date, if any, to occur on June 14, 2022. If the Partnership chooses to exercise its option to have a Maximum Tender Early Settlement Date, the Partnership will purchase any remaining Maximum Tender Notes that have been validly tendered and not validly withdrawn after the Maximum Tender Early Tender Deadline and at or prior to the Maximum Tender Expiration Date, subject to the Aggregate Maximum Principal Amount, the application of the Acceptance Priority Levels, and all conditions to the Maximum Tender Offers having been satisfied or waived by the Partnership, on the final settlement date (the Maximum Tender Final Settlement Date, and each of the Any and All Settlement Date, the Guaranteed Delivery Settlement Date, the Maximum Tender Early Settlement Date and the Maximum Tender Final Settlement Date, a Settlement Date). The Maximum Tender Final Settlement Date, if any, is expected to be June 29, 2022, unless extended by the Partnership. If the Partnership chooses not to exercise its option to have a Maximum Tender Early Settlement Date, it will purchase all Maximum Tender Notes that have been validly tendered and not validly withdrawn at or prior to the Maximum Tender Expiration Date, subject to the Aggregate Maximum Principal Amount, the application of the Acceptance Priority Levels, and all conditions to the Maximum Tender Offers having been satisfied or waived by the Partnership, on the Maximum Tender Final Settlement Date. No tenders of Maximum Tender Notes submitted after the Maximum Tender Expiration Date will be valid.

The Partnership reserves the right to terminate or withdraw the Offers in whole or terminate or withdraw the Offers with respect to any Series of Notes, subject to applicable law.

BofA Securities, Inc. is acting as Dealer Manager and D.F. King & Co., Inc. is acting as the Tender Agent and Information Agent for the Offers. Requests for documents may be directed to D.F. King & Co., Inc. at (877) 783-5524, by email at eqm@dfking.com or on its website at www.dfking.com/eqm. Questions regarding the Offers may be directed to BofA Securities, Inc. collect at (980) 388-3646 or toll-free at (888) 292-0070.

This announcement is for informational purposes only and is not an offer to purchase or sell or a solicitation of an offer to purchase or sell, with respect to any securities, including in connection with the Financing Condition and the Offers. The Offers to purchase the Notes are only being made pursuant to the terms of the Offer to Purchase. The Offers are not being made in any state or jurisdiction in which such Offers would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. None of the Partnership, the Dealer Manager, or the Tender Agent and Information Agent is making any recommendation as to whether or not Holders should tender their Notes in connection with the Offers.

Cautionary Statement Regarding Forward-Looking Information

Disclosures in this news release contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of ETRN, as well as assumptions made by, and information currently available to, such management. Words such as “could,” “will,” “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” “target,” “outlook,” or “continue,” and similar expressions are used to identify forward-looking statements. These statements are subject to various risks and uncertainties, many of which are outside of ETRN’s control. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include statements relating to the offering and the tender offers, including the expected timing thereof and the anticipated use of proceeds therefrom, as applicable. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results.

Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. ETRN and the Partnership have based these forward-looking statements on current expectations and assumptions about future events. While ETRN and the Partnership consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, judicial and other risks and uncertainties, many of which are difficult to predict and are beyond ETRN’s and the Partnership’s control. The risks and uncertainties that may affect the operations, performance and results of ETRN’s and the Partnership’s business and forward-looking statements include, but are not limited to, those set forth in ETRN’s publicly filed reports with the Securities and Exchange Commission (the SEC), including those set forth under Item 1A, “Risk Factors” of ETRN’s Annual Report on Form 10-K for the year ended December 31, 2021 and ETRN’s subsequent filings.

Any forward-looking statement speaks only as of the date on which such statement is made, and ETRN does not intend to correct or update any forward-looking statement, unless required by securities laws, whether as a result of new information, future events or otherwise. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Analyst/Investor inquiries:

Nate Tetlow — Vice President, Corporate Development and Investor Relations

ntetlow@equitransmidstream.com

Media inquiries:

Natalie A. Cox — Communications and Corporate Affairs

ncox@equitransmidstream.com

Source: Equitrans Midstream Corporation

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